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Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Andrew Corporation of our report dated July 11, 2002 relating to the financial statements of Lucent Technologies Inc.'s FreshStart Amplifier Venture, which appears in the Current Report on Form 8-K/A of Andrew Corporation dated August 6, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/  PRICEWATERHOUSECOOPERS LLP

Florham Park, New Jersey
October 27, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS